Exhibit 99.1

Red Cat Holdings CEO to Visit NATO Countries for Talks on Military Drone Support for Ukraine

New Teal 2 drone’s world-leading night-vision capability can help Ukraine counter Russian forces when they’re most active – after dark

SAN JUAN, Puerto Rico, Feb. 21, 2023 -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a military technology company integrating robotic hardware and software to protect and support the warfighter, announces that a delegation including CEO Jeff Thompson will visit NATO countries this week to discuss military drone support for Ukrainian forces.

Thompson will meet with NATO leaders to demonstrate the Teal 2, a new military-grade drone from Red Cat subsidiary Teal Drones. Currently available to first-adopter customers and expected to officially launch in Q2 2023, Teal 2 is designed to “Dominate the NightTM” and will be the world-leading drone solution for nighttime operations.

As The Wall Street Journal has reported, Ukrainian forces “lack enough drones to spot targets and direct artillery – especially more-expensive models with night-vision cameras that would allow them to work in the dark, when the Russians seek to creep forward."

“In Ukraine and elsewhere, most military operations take place at night, and the Teal 2 gives warfighters exactly the solution they need,” said Thompson. “Teal 2 is the first drone to integrate the world’s best new night-time drone camera – next-generation thermal-imaging technology from Teledyne FLIR. We’ve also partnered with other industry leaders, such as Tomahawk Robotics, Reveal Technology and Immervision, to offer additional game-changing drone capabilities. These include multi-vehicle control, 3D mapping and object detection.”

Red Cat has already filled an order from U.S. Customs and Border Protection for 54 units of the Teal 2. The drones will provide supplemental airborne reconnaissance, surveillance and tracking capability to enhance situational awareness for U.S. field commanders and agents.

In Ukraine, Red Cat’s previous contributions include filling an order from a NATO member country for 15 units of a different military drone, the Golden Eagle, for deployment to Ukrainian forces.

“Red Cat wants to do all we can to get the Ukrainian warfighter the best and latest American technology that allows them to dominate the night, and that’s why I’m meeting with European military decision makers this week,” Thompson said.

Teal is certified as “Blue UAS,” which designates manufacturers authorized to provide equipment to the U.S. military. Teal is also one of only three drone manufacturers invited to participate in the U.S. Army’s Short Range Reconnaissance Tranche 2 (SRR T2). The SRR T2 program seeks to deliver a portable small uncrewed aerial system (sUAS) that can be used by army platoons for surveillance and reconnaissance duties, as well as to improve situational awareness.

To view a spec sheet for the Teal 2, click here.

To watch a one-minute teaser video for the Teal 2, click here.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a military technology company that integrates robotic hardware and software to provide critical situational awareness and actionable intelligence to on-the-ground warfighters and battlefield commanders. Its mission is to enhance the effectiveness and safety of military operations domestically and globally – and to “Dominate the Night.” Red Cat’s suite of solutions includes Teal Drones, developer of the Golden Eagle, a small unmanned system with the highest resolution imaging for nighttime operations, and Skypersonic, a leading provider of unmanned aircraft for interior spaces and other dangerous environments. Learn more at https://www.redcatholdings.com.

Forward Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts

NEWS MEDIA:
Anthony Priwer

Dalton Agency
Phone: (615) 515-4891
Email: apriwer@daltonagency.com

INVESTORS:
CORE IR
Phone: (516) 222-2560
Email: investors@redcat.red
Website: https://www.redcatholdings.com

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